UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2014
Date of Report (Date of earliest event reported)

AvWorks Aviation Corp.
(Exact name of registrant as specified in its charter)

Florida	000-51159	98-0427526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 SW 47TH AVENUE Suite 415 Davie, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 792-8450
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Section 5.03 – Amendments to Articles of Incorporation

On March 7, 2014, AvWorks Aviation Corp., a Florida corporation (the "Company" or the “Registrant”) announced that its Board of Directors, majority shareholder, CEO and President, Dror Svorai, and shareholders of Vapor Group, Inc. (the “Vapor Group Shareholders”), who signed the January 22, 2014, “Agreement of Merger and Plan of Reorganization”, (the “Merger Agreement”), approved an amendment changing Article IV, “Capital Stock”, of the Company’s Articles of Incorporation (the “Amendment”), as follows:

(a) Cancels the convertibility feature of the Registrant’s voting Series A Preferred Stock, such that said Series A Preferred Stock is no longer convertible, in whole or in part, into shares of common stock of the Company at any time (“Common Stock”); and

(b) Creates a new class of voting Preferred Stock, “Series B Preferred Stock”, which shall be convertible 100:1 into shares of Common Stock.

The Amendment has been submitted to the Florida Secretary of State and shall be effective as of the date it is accepted and file-stamped by the State of Florida.

SECTION 8 – OTHER EVENTS

Section 8.01 – Change to Terms and Conditions of Merger Agreement

In connection with the approval of the Amendment, on March 7, 2014, the Company’s Board of Directors, majority shareholder, CEO and President, Dror Svorai, and Vapor Group Shareholders also announced that they had approved the following changes to the terms and conditions of the Merger Agreement:

(a) The Company’s newly designated Series B Preferred Stock shall be issued in lieu of the pending issuance of the consideration of 750,000,000 shares of its Common Stock, post the announced 30:1 reverse split, issuable to the Vapor Group Shareholders under the terms and conditions of the Merger Agreement.

(b) The quantity of shares of Series B Preferred Stock issuable in connection with the Merger Agreement (cf. “a” above) shall be calculated by dividing the 750,000,000 shares of Common Stock by the 100:1 convertibility feature of the Series B Preferred Stock, such that only 7,500,000 shares of Series B Preferred Stock shall be issued as the consideration under the Merger Agreement.

(c) The 7,500,000 shares of Series B Preferred Stock shall remain authorized but unissued until after the effective date of the announced 30:1 reverse split of the Company’s Common Stock, at which time said issuance of Series B Preferred Stock shall be further reduced 30:1 similar to the effect of the reverse split, such that only 250,000 shares of Series B Preferred Stock are issued as the sole consideration to the Vapor Group Shareholders for entering into the Merger Agreement.

(d) Any and all shares of Series B Preferred Stock shall be restricted from any conversion into shares of Common Stock by any holder thereof for a period of eighteen (18) months from the date of their issuance.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Exhibits:

Exh. No.	Date	Document

5.03	March 7, 2014	Amendment to Articles of Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AvWorks Aviation Corp.

DATE: March 12, 2014	By:	/s/ Dror Svorai
	Name:	Dror Svorai
	Title:	Chief Executive Officer